Mid-Con Energy Partners, LP Announces Management Changes

DALLAS, June 23, 2015 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) is pleased to announce the appointments of Bradley A. Cox as EVP of Business Development and Chief Engineer and Sherry L. Morgan as Chief Accounting Officer, of Mid-Con Energy GP, LLC, the general partner (“General Partner”) of the Partnership, effective July 1, 2015.

Mr. Cox brings more than 25 years of industry experience to the Partnership, having most recently served as Vice President of Business Development, Corporate Reserves, Planning, and Reservoir Technology at Denbury Resources, Inc. His extensive engineering background, comprehensive understanding of enhanced oil recovery (“EOR”) assets, and keen focus on the acquisition and development markets were key factors in Denbury’s significant growth during his tenure. Mr. Cox holds a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma and is a longstanding member of the Society of Petroleum Engineers.

Mrs. Morgan has served as Assistant Controller for Mid-Con Energy Operating, LLC (“MCEO”), an affiliate of the General Partner, since the Partnership’s initial public offering (“IPO”) in 2011, and she played a leadership role in the Partnership’s pre-IPO accounting team dating back to joining our predecessor organizations in 2008. She previously served in accounting roles of increasing seniority, beginning her career in 1988 as an auditor for Deloitte & Touche. Mrs. Morgan holds a Bachelor of Science degree in Business Administration in Accounting from Oklahoma State University. Mrs. Morgan is a Certified Public Accountant and Certified Management Accountant. Additionally, Mrs. Morgan is a member of the American Institute of CPAs, the Institute of Management Accountants, and the Oklahoma Society of CPAs.

Mid-Con Energy also announces that Dr. Michael L. Wiggins and David A. Culbertson have resigned from the General Partner to pursue other opportunities. Dr. Wiggins will resign as Director, Chief Engineer & President, effective July 1, 2015, and Mr. Culbertson will resign from his position as Vice President and Chief Accounting Officer, effective July 1, 2015.

“I would like to thank Mike and Dave for their professional contributions to Mid-Con Energy during the Partnership’s formative years. We collectively wish them the best in their future endeavors,” commented Jeff Olmstead, Chief Executive Officer. “It is with great pleasure I welcome Brad to the Mid-Con Energy team and entrust greater responsibility to Sherry in her new role. Brad offers our Partnership extensive experience in EOR, and we are excited about his ability to maximize the potential of our legacy assets while expanding our portfolio. Sherry has been a dedicated and trusted employee of ours since 2008, and we are confident her transition to the role of Chief Accounting Officer will be seamless. Her comprehensive knowledge of our accounting practices will serve the Partnership well as we continue to grow and fulfill our strategic objectives. I am confident that the appointment of these two new executive officers will provide a smooth transition that will allow the Partnership to maintain its strong operational and financial condition.”

ABOUT MID-CON ENERGY PARTNERS, LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on enhanced oil recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, the Hugoton, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward-Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
Krista McKinney
(972) 479-5980
kmckinney@midcon-energy.com

2